Exhibit 99.4

SCAN TO VIEW MATERIALS & VOTE w UNION PACIFIC CORPORATION VOTE BY INTERNET 1400 DOUGLAS ST, 19TH FLOOR Before the meeting - Go to www.proxyvote.com or scan the QR Barcode above OMAHA, NE 68179 Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M., Eastern Time on November 13, 2025 for shares held directly and by 11:59 P.M., Eastern Time on November 11, 2025 for shares held in a Union Pacific Retirement Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Listen during the meeting - At www.virtualshareholdermeeting.com/UNP2025SM You may listen to a live audio-only webcast of the meeting via the internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M., Eastern Time on November 13, 2025 for shares held directly and by 11:59 P.M., Eastern Time on November 11, 2025 for shares held in a Union Pacific Retirement Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V79714-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION UNION PACIFIC CORPORATION The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. Proposal 1—The Share Issuance Proposal: To approve the issuance of Union Pacific common stock, par value $2.50 per share, ! ! ! pursuant to the Agreement and Plan of Merger, dated as of July 28, 2025, which is referred to as the merger agreement, by and among Union Pacific Corporation, which is referred to as Union Pacific, Norfolk Southern Corporation, which is referred to as Norfolk Southern, Ruby Merger Sub 1 Corporation and Ruby Merger Sub 2 LLC, as may be amended from time to time, which proposal is referred to as the share issuance proposal. 2. Proposal 2—The Union Pacific Adjournment Proposal: To approve the adjournment of the Union Pacific special meeting from time ! ! ! to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Union Pacific special meeting to approve the share issuance proposal, which proposal is referred to as the Union Pacific adjournment proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. V79715-TBD UNION PACIFIC CORPORATION Special Meeting of Shareholders November 14, 2025 8:00 A.M., Central Time This proxy is solicited by the Board of Directors The shareholder(s) signing this form hereby appoint(s) Michael R. McCarthy and Christina B. Conlin, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of UNION PACIFIC CORPORATION that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at 8:00 A.M., Central Time on November 14, 2025, via live audio webcast, accessible at www.virtualshareholdermeeting.com/UNP2025SM and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1 and 2.